SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: February 4, 2015
(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3432319
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 Broadway
Cambridge, MA 02142
(617) 444-3000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 4, 2015, the Compensation Committee of the Board of Directors of Akamai Technologies, Inc. ("Akamai" or the "Company") adopted cash and equity compensation programs for 2015 for the following individuals (our principal executive officer, principal financial officer and other named executive officers): F. Thomson Leighton, Chief Executive Officer; James Benson, Chief Financial Officer; Melanie Haratunian, Executive Vice President and General Counsel; Robert Hughes, President - Worldwide Operations; and Rick McConnell, President - Products & Development (each, an “Executive” and collectively, the “Executives”).
The cash incentive components of the 2015 compensation program provide for an annual base salary and a cash bonus, the amount of such bonus to be determined based upon the achievement of certain pre-determined individual and corporate performance objectives. Each Executive’s cash bonus is weighted as follows: 40% based on Akamai’s achievement of a specified revenue target for fiscal year 2015; 40% based on Akamai’s achievement of a specified non-GAAP operating income target for fiscal year 2015; and 20% based on achievement of individual or departmental performance goals. Calculation of performance against the revenue and non-GAAP operating income targets will take into account the impact of foreign currency fluctuations. The new base salary will take effect on April 1, 2015. Below we use the term “2015 base salary earnings” to refer to the aggregate amount of base salary paid to an Executive during the 2015 calendar year.
For Dr. Leighton, his base salary will be $1.00, with a target cash bonus equal to 100% of his 2015 base salary earnings. For Mr. Benson, his new base salary will be $450,000, with a target cash bonus equal to 85% of his 2015 base salary earnings and a maximum cash bonus equal to 153% of his 2015 base salary earnings. For Ms. Haratunian, her new base salary will be $430,000, with a target cash bonus equal to 75% of her 2015 base salary earnings and a maximum cash bonus equal to 135% of her 2015 base salary earnings. For Mr. Hughes, his new base salary will be $530,000, with a target cash bonus equal to 100% of his 2015 base salary earnings and a maximum cash bonus equal to 180% of his 2015 base salary earnings. For Mr. McConnell, his new base salary will be $530,000, with a target cash bonus equal to 100% of his 2015 base salary earnings and a maximum cash bonus equal to 180% of his 2015 base salary earnings.
As described in the table below, the Compensation Committee also approved grants to each Executive of restricted stock units (“RSUs”), consisting of both annual vesting RSUs and performance-vesting RSUs, in each case issuable pursuant to the Akamai Technologies, Inc. 2013 Stock Incentive Plan as follows:

Name	Dollar Value of RSUs with Annual Vesting To Be Granted	Dollar Value of Performance-Vested RSUs To Be Granted (target deliverable - 50% of maximum)	Dollar Value of Performance-Vested RSUs to Be Granted (maximum deliverable)
F. Thomson Leighton	$3,400,000	$5,100,000	$10,200,000
James Benson	$840,000	$1,260,000	$2,520,000
Melanie Haratunian	$580,000	$870,000	$1,740,000
Robert W. Hughes	$1,300,000	$1,950,000	$3,900,000
Rick McConnell	$1,300,000	$1,950,000	$3,900,000

    The RSUs are expected to have an effective grant date of the second day following the Company’s release of financial results for fiscal year 2014, which is anticipated to be February 12, 2015. The number of RSUs to be issued will be calculated by dividing the dollar value set forth above by the closing sale price of one share of the Company’s common stock on the effective grant date (in the case of performance-based RSUs the number shall be based off of the maximum deliverable). Each RSU represents the right to receive one share of Akamai common stock upon vesting.
RSUs with annual vesting vest as follows: 1/3 on each of the first, second and third anniversaries of the date of grant.
Vesting of performance-vested RSUs is subject to the Company’s performance against the following two-year financial performance targets for 2015-2016 that have been established by the Compensation Committee (weighted as indicated by the associated percentage figures):

•	revenue from the Company’s web experience, security, emerging products, carrier solutions, custom government offerings and emerging mobile ("Category 1 revenue") (50%)

•	revenue from the Company’s media delivery services and professional services ("Category 2 revenue") (25%); and

•	operating free cash flow (25%)

Calculation of performance against revenue and operating free cash flow targets will take into account the impact of foreign currency fluctuations. For Category 2 revenue and operating free cash flow, 90% achievement against target merits earning of 12.5% of the maximum number of RSUs issuable; 100% achievement against target merits earning 50% of the maximum issuable number of RSUs issuable; and 110% achievement against target merits earning the maximum number of performance-vested RSUs issuable. For Category 1 revenue, 93% achievement against target merits earning of 12.5% of the maximum number of RSUs issuable; 100% achievement against target merits earning 50% of the maximum issuable number of RSUs issuable; and 107% achievement against target merits earning the maximum number of performance-vested RSUs issuable. Incremental amounts of RSUs become issuable for percentage achievement that falls between the milestone levels identified above. To the extent performance-vested RSUs become issuable, they will vest in two equal 50% installments on the second and third anniversaries of the date of grant. No RSUs will be issued with respect to a milestone if performance with respect to such milestone is below the threshold amount specified above.
On February 4, 2015, the Compensation Committee also adopted a new form of grant agreement for performance-based RSUs that provides for the vesting of a specified number of RSUs following a grantee's departure from the Company (other than in a case of termination for cause) based on the age and tenure of the employee and the date of termination relative to the performance period of the applicable performance-based RSUs. A copy of the new form of agreement is attached hereto as Exhibit 99.1
The foregoing description of the RSUs is qualified by the text of the time-based RSU agreements, the form of which was previously filed with the Securities and Exchange Commission on August 9, 2013, and the performance-based RSU Agreement, the form of which is filed herewith.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Form of Performance-Based RSU Grant Agreement Under Akamai Technologies, Inc. 2013 Stock Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2015	AKAMAI TECHNOLOGIES, INC.
By:	/s/ Melanie Haratunian
Melanie Haratunian, Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit 99.1	Form of Performance-Based RSU Grant Agreement Under Akamai Technologies, Inc. 2013 Stock Incentive Plan